UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 11, 2006

(Date of earliest event reported)

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30901	94-3282005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Broadway, Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 556-9440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2006, SupportSoft, Inc. entered into a transition agreement with Radha R. Basu. Under this agreement, Ms. Basu will continue to serve as Chief Executive Officer until a successor chief executive officer is appointed and thereafter Ms. Basu will continue as a part-time employee for a one-year period on an as-needed basis to assist the successor chief executive officer. Ms. Basu will continue to receive compensation during this one year period in accordance with the terms of the transition agreement provided she provides a customary release to the Company. For more complete information, the full text of this agreement is attached to this Form 8-K as Exhibit 10.1.

On March 12, 2006, SupportSoft, Inc. entered into a separation agreement with Senior Vice President of Worldwide Field Operations, Mr. John Van Siclen. Under this agreement, Mr. Van Siclen’s last day of employment with the Company will be March 31, 2006, at which time he will cease to be an employee of the Company. Mr. Van Siclen will receive a severance payment equal to four months of salary. Mr. Van Siclen has provided a customary release and other covenants to the Company in connection with the termination of his employment. For more complete information, the full text of this agreement is attached to this Form 8-K as Exhibit 10.2.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 11, 2006, the Board of Directors of SupportSoft, Inc. appointed Ken Owyang as Senior Vice President and Chief Financial Officer (Principal Accounting Officer) effective March 11, 2006. Mr. Owyang, 42, has served as the Company’s Interim Chief Financial Officer since January 2006, and the Company’s Vice President of Finance since November 2004 and provided consulting services to SupportSoft since April 2004. From May 2003 until April 2004, he was an independent financial consultant to private and public companies. From November 1997 until February 2002, Mr. Owyang was employed by Marimba, Inc, an enterprise software company, initially as Controller and then Chief Financial Officer beginning in June 2000. Mr. Owyang holds a B.A. in Business Administration and Accounting from San Francisco State University. The terms of Mr. Owyang’s employment otherwise remain unchanged.

As described in Item 1.01, SupportSoft, Inc. entered into a transition agreement with Radha R. Basu. Under this agreement, Ms. Basu will continue to serve as Chief Executive Officer until a successor chief executive officer is appointed and thereafter Ms. Basu will continue as a part-time employee for a one-year period on an as-needed basis to assist the successor chief executive officer.

As described in Item 1.01, SupportSoft, Inc. entered into a separation agreement with John Van Siclen. Under this agreement, Mr. Van Siclen’s last day of employment with the Company will be March 31, 2006.

Item 7.01. Regulation FD Disclosure.

The information contained in this Item 7.01 and in the accompanying exhibits shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

(a) On March 13, 2006, SupportSoft, Inc. issued a press release announcing the planned retirement and transition of Chief Executive Officer, Radha R. Basu. A copy of this release is included as Exhibit 99.1.

(b) On March 13, 2006, SupportSoft, Inc. issued a press release announcing the appointment of Ken Owyang as Senior Vice President and Chief Financial Officer. A copy of this release is included as Exhibit 99.2.

(c) On March 12, 2006, SupportSoft, Inc. entered into a separation agreement with Senior Vice President of Worldwide Field Operations, Mr. John Van Siclen, under which Mr. Van Siclen’s last day of employment with the Company will be March 31, 2006. A copy of this agreement is included as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Transition Agreement between Radha R. Basu and SupportSoft, Inc., dated March 12, 2006

10.2	Separation Agreement between John Van Siclen and SupportSoft, Inc., dated March 12, 2006

99.1	Press release, dated March 13, 2006

99.2	Press release, dated March 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement between Radha R. Basu and SupportSoft, Inc., dated March 12, 2006

10.2	Separation Agreement between John Van Siclen and SupportSoft, Inc., dated March 12, 2006

99.1	Press Release, dated March 13, 2006

99.2	Press Release, dated March 13, 2006